Exhibit 3.13

CERTIFICATE OF INCORPORATION

OF

ESSEX INTERNATIONAL, INC.

FILED

DEC 20 1968	10 AM

CERTIFICATE OF INCORPORATION

OF

ESSEX INTERNATIONAL, INC.

* * * * *

FIRST.  The name of the corporation is

ESSEX INTERNATIONAL, INC.

SECOND.  The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The nature of the business or purposes to be conducted or promoted is:

To manufacture, fabricate, produce, purchase or otherwise acquire, import, receive, own, hold, store, use, repair, service, maintain or otherwise sell or dispose of, distribute, export, trade and deal in and with electrical wire and related products and any and all machinery, tools, equipment, appliances, devices, supplies and materials, related to any of the foregoing.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares of Common Stock of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to One Thousand Dollars ($1,000.00).

FIFTH.  The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

B. J. Consono	100 West Tenth Street Wilmington, Delaware

F. J. Obara, Jr.	100 West Tenth Street Wilmington, Delaware

A. D. Grier	100 West Tenth Street Wilmington, Delaware

SIXTH.  The corporation is to have perpetual existence.

SEVENTH.  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such

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committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

EIGHTH.  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of

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stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH.  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

TENTH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 18th day of December, 1968.

/s/	B. J. Consono

/s/	F. J. Obara, Jr.

/s/	A. D. Grier

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STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 18th day of December, 1968, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ [Illegible]
Notary Public

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ESSEX INTERNATIONAL, INC.

Essex International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The First Section of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the corporation is ESSEX CANADA INC.”

SECOND:  The amendment effected herein was authorized by a unanimous written consent, setting forth the action so taken, signed by the sole stockholder of the Corporation pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD:  This Certificate of Amendment of the Certificate of Incorporation, and the amendment to the Certificate of Incorporation of the Corporation provided for herein, shall become effective at 10:00 a.m., Eastern Standard time, April 10, 1997.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its authorized officer this 10th day of April, 1997.

ESSEX INTERNATIONAL, INC.

by
/s/ Debra F. Minott
	Name:	Debra F. Minott
	Title:	Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/10/1997
971115868 - 0696308

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:36 PM
10/23/2003
FILED 05:36 PM 10/23/2003
SRV 030682794 - 0696308 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ESSEX CANADA INC.

Pursuant to Sections 242 and 303 of the
General Corporation Law of the State of Delaware

The undersigned, David S. Aldridge, certifies that he is the Vice President and Treasurer of Essex Canada Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

FIRST:                                The name of the Corporation is:

ESSEX CANADA INC.

SECOND:                On October 22, 2003, the United States Bankruptcy Court for the District of Delaware confirmed the Amended Joint Plan of Reorganization for Superior TeleCom Inc, and its affiliates (including the Corporation) pursuant to an order (Docket No. 978) (the “Order”) that, among other things, directed the Corporation to amend its Certificate of Incorporation, pursuant to 11 U.S.C. §1123(a)(6), as set forth herein.

THIRD:                             Pursuant to the Order and to Section 303 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

FOURTH:                 Paragraph FOURTH of the Certificate of Incorporation, relating to the authority of the Corporation to issue stock, is hereby amended in its entirety and, as so amended, shall read as follows:

FOURTH:                                           The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares of Common Stock of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to One Thousand Dollars ($1,000.00).  Notwithstanding anything to the contrary herein, the corporation is prohibited from issuing non-voting equity securities.

IN WITNESS WHEREOF, this certificate has been subscribed this 23rd day of October, 2003, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

By:	/s/ David S. Aldridge
Name:	David S. Aldridge
Title:	Vice President and Treasurer

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